Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.0001 par value per share, of Foundation Medicine, Inc. and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing; provided that, as contemplated by Section 13d-1(k)(ii) of the Exchange Act, no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 21st day of January, 2015.

ROCHE HOLDING LTD

By:	/s/ Beat Kraehenmann
	Name:	Beat Kraehenmann
	Title:	Deputy Director of Corporate Law

ROCHE FINANCE LTD

By:	/s/ Beat Kraehenmann
	Name:	Beat Kraehenmann
	Title:	Deputy Director of Corporate Law

ROCHE HOLDINGS, INC.

By:	/s/ Bruce Resnick
	Name:	Bruce Resnick
	Title:	Vice President